Exhibit 99.(j)

Form of Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Reserve Fund:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the statement of additional information.

New York, New York

                              , 2008